EXHIBIT (j)

(McCurdy & Associates CPA's, Inc. Logo)
                                                        27955 Clements Road
                                                        Westlake, Ohio 44145
                                                        Phone: (440) 835-8500
                                                        Fax: (440) 835-1093

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTNATS

As independent public accountants, we hereby consent to the use of our reports dated November 4, 1999 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 10 to Frontier Equity Fund's Registration Statement on Form N-1A (file No. 33-43616), including the references to our firm under the heading "Financial Highlights" and the heading "Accountants" in the Statement of Additional Information.

/s/ McCurdy & Associates CPA's, Inc.
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
January 26, 2000